Exhibit (v)

AMENDED AND RESTATED FIDELITY BOND PREMIUM SHARING AGREEMENT

THIS AGREEMENT made as of December 31, 1995, amended and restated as of October 16, 2006, by and among the investment companies (the “Funds”) and affiliates of Eaton Vance Corp. (“EVC”) listed on the attached Schedule A (the “EV Parties”) (collectively, the “Insureds”).

WHEREAS, Eaton Vance Management (“EVM”) and Boston Management and Research (“BMR”) act as investment adviser or administrator of the Funds, and may from time to time hereafter act as investment adviser or administrator of other funds; and Eaton Vance Distributors, Inc. (“EVD”) acts as principal underwriter or placement agent for the Funds, and may from time to time hereafter act as principal underwriter or placement agent for other funds.

WHEREAS, all the parties hereto are named Insureds under an Investment Company Blanket Bond (the “Bond”) issued by one or more insurance companies (the “Insurer”), which may from time to time be amended or replaced.

WHEREAS, the parties desire to establish (i) the criteria by which the annual premium shall be allocated among the parties, (ii) the basis upon which additional investment companies for which EVM or BMR may hereafter act as investment adviser or administrator and additional affiliates of EVC may from time to time be added as named insureds under the Bond and (iii) the criteria by which losses in excess of the face amount of the Bond shall be allocated among the parties.

NOW, THEREFORE, it is agreed as follows:

     1. The aggregate portion of the premium to be paid by the Funds and the EV Parties will be determined annually as follows. The minimum amount of coverage required as of December 31 of the preceding year (the “Mandatory Coverage Amount”) shall be calculated for each Fund and any EV Party for which such coverage is required (the “Mandatory Coverage Parties”). In order to prevent an unfair allocation of premium costs to those investment companies that are structured in Hub and Spoke format, it is essential that the Hub defray substantially all of the premium cost with its Spokes paying only nominal amounts of such cost. The amount of excess coverage will be computed by subtracting the aggregate Mandatory Coverage Amount from the face amount of the Bond. 40% of this excess coverage (the “Non-Mandatory Share”) will be deemed attributable to those EV Parties (the “Non-Mandatory Coverage Parties”), if any, that are not Mandatory Coverage Parties. The remaining 60% of this excess coverage will be deemed attributable to the Mandatory Coverage Parties.

     The amount of the total premium allocated to the Non-Mandatory Coverage Parties will be determined by calculating the percentage of the total Bond coverage that is represented by the Non-Mandatory Share. This percentage will be multiplied by the aggregate amount of the Bond premium to determine the amount of the premium to be allocated to the Non-Mandatory Coverage parties. This amount may be allocated among the Non-Mandatory Coverage Parties as mutually agreed by them.

     2. If the Insurer is willing without additional premium to add as an Insured under the Bond any investment company for which EVM or BMR hereafter is investment adviser or administrator or any affiliate of EVC not listed on Schedule A which qualifies as an insurable party pursuant to Rule 17g-1(b)(3) under the Investment Company Act of 1940, the parties hereto agree (a) that such addition may be made, (b) that such investment company may become a party to this Agreement and be included within the term “Funds”, and (c) that such affiliate may become a party to this Agreement and be included within the term “EV Parties”; provided that notice of such addition is given each Fund not less than ten (10) days before such addition becomes effective and further provided that in each case such investment company or affiliate shall have executed and delivered to the parties to this Agreement its written agreement to become a party hereto and to be bound by the terms of this Agreement. Any Fund objecting to any such addition may withdraw from this Agreement and coverage under the Bond by written notice to all parties insured under the Bond not less than ten (10) days before the withdrawal. The withdrawing Fund shall be entitled to receive and EVM shall pay to the withdrawing Fund an amount equal to the portion of the share of the premium on the Bond borne by the withdrawing Fund which is proportional to the unexpired term of the Bond for which a premium has been paid.

     3. In the event that the claims of loss of two or more Insureds under the Bond are so related that the Insurer is entitled to assert that the claims must be aggregated with the result that the total amount payable on such claims is limited to the face amount of the Bond, the following rules for determining, as among the claimants, the priority of satisfaction of the claims under the Bond shall apply:

A.	All claims of the Funds and of any qualified profit sharing and/or retirement plan of Eaton Vance Management or subsidiaries of EVC (the “Plans”) which have been duly proved and established under the Bond shall be satisfied in full before satisfaction of any claims of any other parties. However, a Fund (a “Spoke”) which invests substantially all of its assets in another Fund (a “Hub”) is not entitled to recover on the Spoke’s claim to the extent that the Spoke’s actual covered loss is reduced by the satisfaction of the Hub’s claim.

B.	If the claims of the Funds and Plans which have been duly proved and established exceed the face amount of the Bond, the insurance shall be applied to those claims in the following manner:

(i) First, the insurance shall be applied to the claim of each Fund and Plan up to its respective minimum fidelity bond requirement for the year in which the claim arose as determined pursuant to Rule 17g-1(d) under the Investment Company Act of 1940 with respect to the Funds and pursuant to Section 412 of the Employee Retirement Income Security Act of 1974 (ERISA) and any applicable regulations promulgated thereunder with respect to the Plans; and

(ii) The remaining amount of insurance then shall be applied to the unsatisfied claims of the Funds and Plans in proportion to the amounts of such unsatisfied claims.

C.	If after giving effect to Paragraph A there remains a portion of the insurance under the Bond available for the satisfaction of claims of parties other than the Funds and Plans which have been duly proved and established under the Bond, such remainder shall be applied as EVM shall determine.

     4. All parties hereto agree that any obligation assumed by a business or common law trust shall be limited to the assets of the trust, and the trustees, shareholders and agents of the trust shall not be liable thereon.

     5. This Amended and Restated Fidelity Bond Premium Sharing Agreement shall become effective as of October 16, 2006.

     IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed by their officers, General Partners, Directors or Trustees hereunto duly authorized all as of the day and year first above written.

EATON VANCE MANAGEMENT (as agent for the Insureds listed on Schedule A) By: /s/ Paul M. O’Neil Name: Paul M. O’Neil Title: Vice President

Schedule A October 22, 2008

Atlanta Capital Management Company, LLC
Boston Management and Research
Eaton Vance Acquisitions
Eaton Vance Advisers (Ireland) Limited
Eaton Vance CDO Corp.
Eaton Vance Consolidated Health & Welfare Benefit Plan
Eaton Vance Corp
Eaton Vance Corp. Deferred Compensation Plan
Eaton Vance Distributors, Inc.
Eaton Vance Investment Counsel
Eaton Vance Management (International) Ltd.
Eaton Vance Management Education Assistance Plan
Eaton Vance Management Master Trust for Retirement Plans
Eaton Vance Management Profit Sharing Retirement Plan
Eaton Vance Management Savings Plan
Eaton Vance Real Estate Management
Eaton Vance Trust Company
Eaton Vance, Inc.
Fox Asset Management, LLC
Parametric Portfolio Associates LLC
Parametric Risk Advisors, LLC
Asian Small Companies Portfolio
Boston Income Portfolio
Capital Growth Portfolio
Cash Management Portfolio
Dividend Builder Portfolio (formerly Utilities Portfolio)
Dividend Income Portfolio
Emerging Markets Local Income Portfolio
Emerging Markets Portfolio
Floating Rate Portfolio
Global Growth Portfolio
Global Macro Portfolio (formerly named Strategic Income Portfolio)
Government Obligations Portfolio
Greater China Growth Portfolio
Greater India Portfolio (formerly South Asia Portfolio)
High Income Opportunities Portfolio (formerly High Income Portfolio)
International Equity Portfolio
International Income Portfolio
Investment Grade Income Portfolio
Investment Portfolio
Large Cap Growth Portfolio
Large-Cap Portfolio
Large-Cap Value Portfolio
Multi-Cap Growth Portfolio (formerly Growth Portfolio)
Senior Debt Portfolio

Small-Cap Portfolio (formerly Small-Cap Growth Portfolio)
SMID-Cap Portfolio (formerly Small-Cap Portfolio)
Special Equities Portfolio
Tax-Managed Growth Portfolio
Tax-Managed International Equity Portfolio
Tax-Managed Mid-Cap Core Portfolio
Tax-Managed Multi-Cap Growth Portfolio
(formerly Tax-Managed Multi-Cap Opportunity Portfolio)
Tax-Managed Multi-Cap Portfolio, LLC
Tax-Managed Small Cap Value Portfolio
Tax-Managed Small-Cap Portfolio (formerly Tax-Managed Small-Cap Growth Portfolio)
Tax-Managed Value Portfolio
Worldwide Health Sciences Portfolio
Eaton Vance California Municipal Income Trust
Eaton Vance Credit Opportunities Fund
Eaton Vance Credit Opportunities Fund II
Eaton Vance Enhanced Equity Income Fund
Eaton Vance Enhanced Equity Income Fund II
Eaton Vance Floating-Rate Income Trust
Eaton Vance Insured California Municipal Bond Fund
Eaton Vance Insured California Municipal Bond Fund II
Eaton Vance Insured Florida Plus Municipal Bond Fund
(formerly Eaton Vance Insured Florida Municipal Bond Fund)
Eaton Vance Insured Massachusetts Municipal Bond Fund
Eaton Vance Insured Michigan Municipal Bond Fund
Eaton Vance Insured Municipal Bond Fund
Eaton Vance Insured Municipal Bond Fund II
Eaton Vance Insured New Jersey Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund II
Eaton Vance Insured Ohio Municipal Bond Fund
Eaton Vance Insured Pennsylvania Municipal Bond Fund
Eaton Vance Limited Duration Income Fund
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Income Trust
Eaton Vance Municipal Income Trust
Eaton Vance National Municipal Income Trust
(formerly Eaton Vance Florida Municipal Income Trust)
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance Risk-Managed Equity Income Opportunities Fund
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Tax-Advantaged Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Global Diversified Equity Income Fund
Eaton Vance Tax-Managed International Diversified Equity Income Fund
Eaton Vance Growth Trust, a series fund consisting of:
o Eaton Vance Asian Small Companies Fund
o Eaton Vance Greater China Growth Fund
o Eaton Vance Global Growth Fund
o Eaton Vance Multi-Cap Growth Fund
o Eaton Vance-Atlanta Capital SMID-Cap Fund
o Eaton Vance-Atlanta Capital Large-Cap Growth Fund
o Eaton Vance Worldwide Health Sciences Fund
Eaton Vance Investment Trust, a series fund consisting of:
o Eaton Vance AMT-Free Limited Maturity Municipals Fund
(formerly Eaton Vance Florida Limited Maturity Municipals Fund)
o Eaton Vance California Limited Maturity Municipals Fund
o Eaton Vance Massachusetts Limited Maturity Municipals Fund
o Eaton Vance National Limited Maturity Municipals Fund
o Eaton Vance New Jersey Limited Maturity Municipals Fund
o Eaton Vance New York Limited Maturity Municipals Fund
o Eaton Vance Ohio Limited Maturity Municipals Fund
o Eaton Vance Pennsylvania Limited Maturity Municipals Fund
Eaton Vance Municipals Trust, a series fund consisting of:
o Eaton Vance Alabama Municipals Fund
o Eaton Vance Arizona Municipals Fund
o Eaton Vance Arkansas Municipals Fund
o Eaton Vance California Municipals Fund
o Eaton Vance Colorado Municipals Fund
o Eaton Vance Connecticut Municipals Fund
o Eaton Vance Florida Municipals Fund
o Eaton Vance Georgia Municipals Fund
o Eaton Vance Kentucky Municipals Fund
o Eaton Vance Louisiana Municipals Fund
o Eaton Vance Maryland Municipals Fund
o Eaton Vance Massachusetts Municipals Fund
o Eaton Vance Michigan Municipals Fund
o Eaton Vance Minnesota Municipals Fund
o Eaton Vance Mississippi Municipals Fund
o Eaton Vance Missouri Municipals Fund
o Eaton Vance National Municipals Fund
o Eaton Vance New Jersey Municipals Fund
o Eaton Vance New York Municipals Fund
o Eaton Vance North Carolina Municipals Fund
o Eaton Vance Ohio Municipals Fund

o Eaton Vance Oregon Municipals Fund
o Eaton Vance Pennsylvania Municipals Fund
o Eaton Vance Rhode Island Municipals Fund
o Eaton Vance South Carolina Municipals Fund
o Eaton Vance Tennessee Municipals Fund
o Eaton Vance Virginia Municipals Fund
o Eaton Vance West Virginia Municipals Fund
Eaton Vance Municipals Trust II, a series fund consisting of:
o Eaton Vance Hawaii Municipals Fund
o Eaton Vance High Yield Municipals Fund
o Eaton Vance Insured Municipals Fund
(formerly Eaton Vance Florida Insured Municipals Fund)
o Eaton Vance Kansas Municipals Fund
Eaton Vance Mutual Funds Trust, a series fund consisting of:
o Eaton Vance AMT-Free Municipal Bond Fund
o Eaton Vance Cash Management Fund
o Eaton Vance Diversified Income Fund
o Eaton Vance Dividend Income Fund
o Eaton Vance Emerging Markets Local Income Fund
(formerly Eaton Vance Emerging Markets Income Fund)
o Eaton Vance Floating-Rate & High Income Fund
o Eaton Vance Floating-Rate Advantage Fund
o Eaton Vance Floating-Rate Fund
o Eaton Vance Global Macro Fund
o Eaton Vance Government Obligations Fund
o Eaton Vance High Income Opportunities Fund
(formerly Eaton Vance High Income Fund)
o Eaton Vance International Equity Fund
o Eaton Vance International Income Fund
o Eaton Vance Large-Cap Core Research Fund
(formerly Eaton Vance Equity Research Fund)
o Eaton Vance Low Duration Fund
o Eaton Vance Money Market Fund
o Eaton Vance Strategic Income Fund
o Eaton Vance Structured Emerging Markets Fund
o Eaton Vance Tax Free Reserves
o Eaton Vance Tax-Managed Dividend Income Fund
o Eaton Vance Tax-Managed Equity Asset Allocation Fund
o Eaton Vance Tax-Managed Growth Fund 1.1
o Eaton Vance Tax-Managed Growth Fund 1.2
o Eaton Vance Tax-Managed International Equity Fund
o Eaton Vance Tax-Managed Mid-Cap Core Fund
o Eaton Vance Tax-Managed Multi-Cap Growth Fund
o Eaton Vance Tax-Managed Small-Cap Fund
(formerly Eaton Vance Tax-Managed Small-Cap Growth Fund)
o Eaton Vance Tax-Managed Small-Cap Value Fund
o Eaton Vance Tax-Managed Value Fund

Eaton Vance Series Trust, a series fund consisting of:
o Eaton Vance Tax-Managed Growth Fund 1.0
Eaton Vance Series Trust II, a series fund consisting of:
o Eaton Vance Income Fund of Boston
o Eaton Vance Tax-Managed Emerging Markets Fund
Eaton Vance Special Investment Trust, a series fund consisting of:
o Eaton Vance Balanced Fund
o Eaton Vance Capital & Income Strategies Fund
o Eaton Vance Dividend Builder Fund
o Eaton Vance Emerging Markets Fund
o Eaton Vance Enhanced Equity Option Income Fund
o Eaton Vance Equity Asset Allocation Fund
o Eaton Vance Greater India Fund
o Eaton Vance Institutional Short-Term Income Fund
o Eaton Vance Institutional Short-Term Treasury Fund
o Eaton Vance Investment Grade Income Fund
o Eaton Vance Large-Cap Growth Fund
o Eaton Vance Large-Cap Value Fund
o Eaton Vance Real Estate Fund
o Eaton Vance Risk-Managed Equity Option Income Fund
o Eaton Vance Small-Cap Growth Fund
o Eaton Vance Small-Cap Value Fund
o Eaton Vance Special Equities Fund
Eaton Vance Variable Trust, a series fund consisting of:
o Eaton Vance VT Floating-Rate Income Fund
o Eaton Vance VT Large-Cap Value Fund
o Eaton Vance VT Worldwide Health Sciences Fund
The Wright Managed Income Trust, a series fund consisting of:
o Wright Current Income Fund
o Wright Total Return Bond Fund
The Wright Managed Equity Trust, a series fund consisting of:
o Wright International Blue Chip Equities Fund
o Wright Major Blue Chip Equities Fund
o Wright Selected Blue Chip Equities
Altavera Capital Fund LLC & Subsidiaries
Belair Capital Fund LLC & Subsidiaries
Belbrook Capital Fund LLC & Subsidiaries
Belcrest Capital Fund LLC & Subsidiaries
Beldore Capital Fund LLC & Subsidiaries
Belmar Capital Fund LLC & Subsidiaries
Belport Capital Fund LLC & Subsidiaries
Belrose Capital Fund LLC & Subsidiaries
Belshire Capital Fund LLC & Subsidiaries
Belterra Capital Fund LLC & Subsidiaries
Belvedere Capital Fund & Subsidiaries
Belvedere Equity Fund LLC & Subsidiaries
Belwater Capital Fund LLC & Subsidiaries
Broadmoor I Fund L.P.

Clearfork Capital Fund LLC & Subsidiaries
Clearwood Capital Fund LLC & Subsidiaries
Big Sky II Senior Loan Fund, Ltd.
Big Sky III Senior Loan Trust
Eaton Vance Loan Opportunities Fund, Ltd.
Eaton Vance Collective Trust for Qualified Plans, a series fund consisting of:
o Lloyd George Asian Fund
Eaton Vance Trust Company Collective Investment Trust for Employee Benefit Plans, a
series fund consisting of:
o Large Cap Value Sub Trust I
o Large Cap Value Sub Trust II
o Large-Cap Value Sub Trust III
o High Yield Sub Trust
o Structured Emerging Markets Sub Trust
Eaton Vance Institutional Senior Loan Fund
Eaton Vance Institutional Funds, Ltd., a series fund consisting of:
o Eaton Vance Institutional Senior Loan Trust
Eaton Vance Money Market Fund Ltd.
Eaton Vance Cash Collateral Fund, LLC
Eaton Vance Small Cap Core Fund, LLC
Eaton Vance Mid Cap Core Fund, LLC
Eaton Vance Small/Mid Cap Core Fund, LLC
Eaton Vance Structured Emerging Markets Fund, LLC
Tax-Managed Multi-Cap Portfolio LLC
Eaton Vance CDO, Ltd.
Eaton Vance CDO II, Ltd.
Eaton Vance CDO III, Ltd.
Eaton Vance CDO VI, Ltd.
Eaton Vance CDO VII, Plc.
Eaton Vance CDO VIII, Ltd.
Eaton Vance CDO IX, Ltd.
Eaton Vance CDO X, Plc.
Eaton Vance Variable Leverage Fund Ltd.
Investors Bank & Trust Company Multiple Common Trust Fund, a series fund consisting of:
o LG Asian Equity Fund
The US Charitable Gift Trust, a series fund consisting of:
o Donor-Advised Gift Preservation Fund
o Donor-Advised Growth Fund
o Donor-Advised Growth and Income Fund
o Donor-Advised Income Fund
o Pooled-Income Income Fund
o Pooled-Income Growth and Income Fund
o Pooled-Income High Yield Fund
Eaton Vance Medallion Funds, Ltd., a series fund consisting of:
o Eaton Vance Medallion Floating-Rate Income Fund
o Eaton Vance Medallion Strategic Income Fund

Eaton Vance Emerald Funds plc, a series fund consisting of:
o Emerald Worldwide Health Sciences Fund
o Emerald U.S. Value Fund
o Emerald U.S. High Yield Bond Fund
o Emerald U.S. Growth Fund
o Emerald Short-Term High Quality Fixed Income Fund
o Emerald PPA Energy Marketing Equity Fund